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FOR IMMEDIATE RELEASE
June 8, 2000


                  AVERY COMMUNICATIONS CLARIFIES MANAGEMENT
                                    CHANGES

Chicago, IL - June 8, 2000 - Avery Communications, Inc. (OTC BB: ATEX), a leader in web-enabled customer relationship management (CRM) systems and billing services for wireless and Internet Service Providers, today clarified its recently-announced executive-level management changes.

Avery Communications reported the resignation of Mark Nielsen, President and Chief Executive Officer, effective Friday, May 5, 2000. Mr. Nielsen continues as a director on Avery's Board. William Salway, formerly Chief Operating Officer of Primal, has been appointed by Avery's Board to the additional position of President of Primal Solutions. Patrick Haynes, Chairman of Avery Communications, will assume the positions of President and CEO of Avery. In addition, Mr. Haynes will assume the position of CEO of Primal Solutions during the search for a new CEO.

"During Mark's tenure at Avery, he helped to build a solid foundation and an operational framework to address major opportunities in the high growth CRM and wireless and Internet billing markets. We wish Mark well in his future endeavors," said Mr. Haynes.

"I am honored by the Board's request that I guide Primal into the future," said Mr. Salway. "Based on my experience and the market's response this past year in the CRM space and in wireless and Internet billing, I believe Avery's product line is well positioned for substantial growth as a result of a number of important factors. We plan to further leverage the company's strong technical expertise and customer base to continue our progress toward our goal of being the leading provider of packaged customer analytics CRM to the communications industry."

The balance of Avery's management structure will remain in place.  Rick Box will
continue as President of Avery's HBS unit, and will report to Mr. Haynes.   Mr.
Salway will retain the title of Chief Operating Officer of Primal Solutions in
addition to his new titles, and will also report to Mr. Haynes.   During the
executive search and after the appointment of a replacement for Mr. Nielsen, Mr. Haynes will continue as Chairman of Avery Communications. "We expect no interruption in our business as a result of Mark's departure from the company, and expect to continue progressing on our strategic plan," remarked Mr. Haynes.


About Avery Communications

Avery Communications is the public parent of two wholly owned subsidiaries. Based in Irvine, California, Primal Solutions, Inc. is a leading provider of customer relationship management and intelligence solutions to the communications industries worldwide, including Web-enabled customer acquisition and retention, billing, switch mediation and decision support. Its Outfront Customer Relationship Management (CRM) software utilizes some of the newest Java-based technology to provide telecommunications and
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Internet providers with powerful business intelligence for customer retention, valuation and executive decision-making. HBS Billing Services provides local exchange carrier (LEC) clearinghouse billing services to domestic long-distance telephone companies and other third party billers who desire their charges to appear on the local telephone bill. The company's operations are based in San Antonio, Texas. For more information, contact Scot M. McCormick at smccormick@averycom.com or Tracy Engeleiter at tengeleiter@bockpr.com.
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Certain statements contained in this document may be deemed to be forward-
looking statements under federal securities laws, and Avery intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to (i) expectations of
continued growth in Avery's business.   Avery cautions that these statements are
qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) the failure of Avery successfully to continue the growth of its HBS or Primal business for any reason, and (b) other risks as detailed from time to time in Avery SEC reports, including its Registration Statement on Form SB-2, Quarterly Reports on Form 10-QSB. Current Reports on Form 8-K, and Annual Reports on Form 10-KSB.